EXHIBIT 99.1

Contacts:
FPL Group, Inc.	Constellation Energy
Media: Mary Lou Kromer, 305-552-3888	Media: Robert Gould, 410-234-7433
Investors: Jim von Riesemann, 561-694-4697	Investors: Kevin Hadlock, 410-783-3647

FPL Group and Constellation Energy to Merge,
Creating Nation’s Largest Competitive Energy Supplier
and Its Second-largest Electric Utility

—$28 Billion Transaction Expected to be Immediately Accretive
to Earnings, Will Create a FORTUNE 100 Company—

JUNO BEACH, Fla. and BALTIMORE, Md., December 19, 2005 - FPL Group, Inc. (NYSE: FPL) and Constellation Energy (NYSE: CEG), two of the strongest, fastest-growing and most successful energy companies in America, today announced that they have signed a definitive agreement to create the nation’s largest competitive energy supplier and its second-largest electric utility portfolio.
The transaction will create a company with a market capitalization of approximately $28 billion (based on current market values), combined annual revenues of $27 billion, and $57 billion in total assets. The combined company will be named Constellation Energy.
Under the definitive merger agreement, which was unanimously approved by both companies’ boards of directors, each common share of Constellation Energy outstanding immediately prior to the merger will be converted into 1.444 common shares of Constellation Energy at the time of the merger, and each common share of FPL Group outstanding immediately prior to the merger will be converted into one share of Constellation Energy at the time of the merger. This represents a premium to Constellation Energy shareholders of approximately 15 percent based on the exchange ratio calculated using the average of the 20-day closing prices for both companies ending December 13, 2005. Upon consummation of the merger, FPL Group shareholders will own approximately 60 percent, and Constellation Energy’s shareholders will own approximately 40 percent of the combined company. Based on both companies' previously communicated earnings expectations, the transaction is expected to be accretive to both companies in the first full year of combined operations, excluding transaction and integration costs and the positive effects of purchase accounting.
The combined company will maintain dual headquarters in Juno Beach, Fla., and Baltimore. It will have approximately 21,750 employees and will serve more than 5.5 million electric customers in Florida and Maryland and 625,000 gas customers in Maryland. Its competitive wholesale and retail businesses will serve thousands of commercial, industrial and utility customers, including 72 of the FORTUNE 100 companies. Its generation portfolio will be the nation’s largest, exceeding 45,000 megawatts of capacity. It will be the third-largest nuclear plant operator in the United States, owning and operating seven nuclear power stations with eleven units, including FPL Group's pending acquisition of the Duane Arnold nuclear station.
Lewis Hay, III, currently chairman, president and chief executive officer of FPL Group, will become chief executive officer of Constellation Energy.  Mayo A. Shattuck III, currently chairman, president and chief executive officer of Constellation Energy, will become chairman of the board of Constellation Energy upon completion of the merger and will also head the combined company’s competitive energy business. The Constellation Energy board will be composed of 15 members, nine of whom will be named by FPL Group, and six of whom will be named by Constellation Energy. Thirteen of the company’s board members will be non-executive directors.

“This historic transaction will create growth potential for the combined enterprise that exceeds what our two companies could have achieved separately,” said Hay. “It brings together two strong, successful industry leaders with extensive and complementary assets and skill sets, combining the best of the regulated utility and competitive energy sectors. This combination will create the premier competitive energy company with the critical mass and requisite skills across the competitive energy value chain. We also will have the second-largest and one of the fastest-growing electric utility businesses in the nation. All of this will be supported by the strongest balance sheet among our industry peers.”
“The strategic combination of these two great companies will bring out the best in each, in ways that will drive major gains in growth, productivity and efficiency and build upon both companies' proven track record of creating shareholder value,” said Shattuck. “We will build scale in our generation fleet by more than doubling our competitive generation assets and will leverage that increased scale with our customer-facing businesses and world-class risk management. Most importantly, we are creating an enterprise extraordinarily well positioned to create shareholder value by seizing growth opportunities with our unique combination of people, assets, strategic vision and financial strength.”

Two Proven Winners Become Stronger as a Team
Both FPL Group and Constellation Energy have delivered shareholder value outpacing both the Dow Jones Electric Index and the S&P 500 since year-end 2001. FPL Group has provided total shareholder returns of about 77 percent since year-end 2001, and

Constellation Energy has provided total returns of more than 160 percent over the same period.
The management teams of each company have distinguished themselves as visionary industry leaders, simultaneously driving both innovation and cost-saving efficiencies. For example, FPL Group is the leader in wind power, and it operates one of the most cost-efficient electric utilities in the nation that also ranks high in service reliability. Constellation Energy’s risk management, commodity and retail expertise as well as its generation platform have helped to propel and redefine the competitive power sector, and its regulated utility, Baltimore Gas and Electric Company (BGE), is also in the top decile in cost efficiency.

Extending the lead in competitive energy markets
With this transaction, the two companies are building an entity that will be uniquely positioned for success in competitive energy markets. Constellation Energy is the established leader in wholesale and retail competitive power supply, serving a combined customer peak load of more than 35,000 megawatts. FPL Energy brings an industry-leading and rapidly growing renewable energy platform and a diversified, high-performing portfolio of nearly 12,500 megawatts of capacity that more than doubles Constellation Energy’s equally diversified and high-performing generation fleet, which totals nearly 12,000 megawatts.
The combination creates a more balanced footprint in major competitive regions - particularly in New England and Texas, where FPL Energy’s competitive generation assets will be leveraged by Constellation Energy’s current position as the leading supplier of energy in competitive regions across North America. This presents an important competitive advantage. It is expected that by more closely matching its power sales with the output of its own larger power plant fleet, essentially creating a "virtual utility," the combined company can lower operating costs and be even more successful in growing earnings.
Further planned additions to the combined company’s 3,200-megawatt wind energy portfolio, coupled with the ability to market associated renewable energy credits and green tags effectively through the competitive retail business, will also drive revenue growth.

The nation’s premier regulated utility business
While most of the value created by the transaction is expected to come from the combination of the companies’ competitive energy businesses, customers and shareholders are expected to benefit from the alliance of two top utilities.
Pairing Florida Power & Light and BGE will create a stronger and more diversified regulated utility business. This business will contribute approximately half of the combined company’s earnings, providing a strong, balanced base on which to build.
  Florida Power & Light serves one of the fastest-growing areas in the nation. It is one of the most cost-efficient utilities in the country, also ranking high in service reliability. BGE, the nation's oldest utility, also has a strong reputation and customer service track record. The two utilities will continue to operate independently, and each will retain its respective company name.
By capitalizing on the scale of the two operations and leveraging best practices of both companies, Florida Power & Light and BGE will have added opportunity to better serve customers and assist each other in the event of natural disasters. In addition, Florida Power & Light can tap into Constellation Energy’s coal technology and experience as it evaluates alternatives to meet the rapidly rising demand in Florida and the need to further diversity its fuel mix.

A more diverse and balanced fuel mix
The combination of the two generation fleets will result in a more balanced fuel mix and a broader geographic territory, thus improving load-serving capabilities. FPL Group’s fuel mix, which is primarily oil and natural gas (73 percent), nuclear (13 percent) and wind (10 percent), complements Constellation Energy’s fuel mix, which is primarily oil and natural gas (41 percent), nuclear (32 percent) and coal (23 percent). Combining their respective fleets is expected to reduce fuel risk exposure and increase purchasing power. FPL Group currently is one of the largest consumers of natural gas in the United States, a position that can be leveraged by the combined company as it builds upon Constellation Energy’s efforts to expand in the natural gas sector.

Enhanced nuclear expertise
Each company has established itself as a leading nuclear operator and combining the fleets offers significant potential for increased savings and efficiencies. FPL Group operates five nuclear power units in Florida and New Hampshire and expects to soon complete the acquisition of a majority ownership of the Duane Arnold nuclear power unit in Iowa. Constellation Energy operates five nuclear power units in Maryland and New York. Both companies have a stated growth and consolidation strategy in the nuclear arena. Reflecting that strategy, five of the seven nuclear units sold in the United States since 2001 were acquired by FPL Group or Constellation Energy. The combined nuclear fleet brings an increased depth of resources and talent and provides a larger foundation to pursue continued nuclear consolidation and potentially develop a new nuclear program, as market conditions warrant.
The combination also provides added opportunity to realize cost synergies through a fleet management approach.

Environmental and community benefits
Both companies are leading utilities with a track record of high reliability, award-winning customer service and environmental stewardship. FPL Group was the highest-ranked U.S. utility in a World Wildlife Fund report that analyzed 72 of the world’s leading power companies on current use of available technologies to reduce carbon dioxide emissions. By adding cleaner and more efficient generating sources over the past several years, FPL Group’s emissions rates of sulfur dioxide, nitrogen oxide and carbon dioxide have continued to decline - solidifying its position as one of the cleanest electric generating companies in the nation.
Constellation Energy has also won numerous environmental awards and since 1999 has invested approximately $250 million in Maryland on emissions-reducing equipment and upgrades. Constellation Energy indicated earlier this year that it expects to spend $500 million to $600 million on additional air pollution emission controls in Maryland through the end of the decade, which will result in significant reductions in emissions of sulfur dioxide, nitrogen oxides and mercury.
Each company has committed to maintain co-headquarters in Juno Beach, where the company’s fossil and renewable generation operations will be based, and in Baltimore, where the company's competitive energy businesses will be located. The two utilities will continue to be headquartered in their respective cities. Shattuck and Hay have committed to continue the strong corporate citizenship activities and philanthropic contributions in the communities their companies serve at levels equal to or greater than they have in the past.

Significant Synergies
The merger offers both strategic and financial advantages in serving the energy marketplace. The combination is expected to generate at least $200 million to $250 million pre-tax of annual synergies available to shareholders before integration-related costs by the end of the third post-merger year. The majority of these synergies are expected to come from the company's deregulated operations. These synergies are expected to result from consolidation of non-regulated business unit operations, sharing of best practices, improved procurement strategies, and consolidation of systems and support activities.

Continued financial strength and discipline
Both management teams understand the importance of a strong balance sheet as a competitive priority in a rapidly changing industry. Both teams have strong track records of supporting their business strategies with adequate capitalization and being disciplined in their financing of new activities. Based on their own analyses, both companies believe that Constellation Energy and its subsidiaries will have strong investment grade ratings following the closing of this transaction. Both teams are committed to maintaining a strong credit rating.

Dividend
It is anticipated that the new company's dividend will be the same as that of FPL Group immediately prior to completion of the merger.

Approvals and Timing
The merger is conditioned upon approval by the shareholders of both companies, expiration or early termination of the applicable Hart-Scott-Rodino waiting period, and the approval of various state and federal regulatory authorities, including the Maryland Public Service Commission, the Federal Energy Regulatory Commission (FERC), and the Nuclear Regulatory Commission (NRC). The merger agreement contains other customary closing conditions. The companies are targeting the receipt of all necessary regulatory approvals in 9 to 12 months and they currently intend to seek shareholder approval in the second quarter of 2006.

Advisors
Merrill Lynch is serving as financial advisor to FPL Group, and Morgan Stanley is serving as financial advisor to Constellation Energy. Cravath, Swaine & Moore LLP is serving as transaction counsel to FPL Group, and Kirkland & Ellis LLP is serving as transaction and regulatory counsel to Constellation Energy.  Skadden, Arps, Slate, Meagher & Flom LLP is serving as regulatory counsel to FPL Group. Lehman Brothers has provided a fairness opinion to FPL Group’s board of directors and Goldman Sachs has provided a fairness opinion to Constellation Energy’s board of directors.

Investment Community Meeting and Webcast
Constellation Energy and FPL Group will hold an investment community meeting at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY, in the Starlight Roof Ballroom, 18th Floor, today, December 19, beginning at 9:00 AM EST. For those unable to participate in person, the meeting will also be webcast; it can be accessed through the FPL Group-Constellation Energy merger website at www.newenergyleader.com. A limited number of phone lines have also been reserved for members of the investment community; the dial-in number for the call will be (888) 802-8577 (domestic) or (973) 935-2981 (international). Participants should reference passcode 6849782.

A telephonic replay of the meeting will be available until January, 13, 2006.  The replay numbers are (877) 519-4471 (domestic) and (973) 341-3080 (international).  The passcode is 6849782.

Telephonic Media Press Conference
In addition, a telephonic media press conference will be held today at 11:00 AM EST; members of the media are invited to participate by dialing 800-322-0079 (domestic) or 973-935-2100 (international) and reference passcode 6849831.

Note to Broadcast Media
Video footage of the two CEOs discussing the transaction, as well as B-Roll on the two companies will be available today at the following times and satellite coordinates. The details for the downlink are as follows:

FEED DATE:	MONDAY, DECEMBER 19, 2005
FEED TIME:	7:30-7:45 AM ET (DEDICATED)
COORDINATES:	C BAND: AMC 3(C)/TRANSPONDER 3/AUDIO 6.2 & 6.8
DL:	3760 (H)

RE-FEED DATE:	MONDAY, DECEMBER 19, 2005
RE-FEED TIME:	10:00- 10:30 AM ET (FED IN ROTATION)
COORDINATES:	C BAND: IA (formerly Telstar) 5(C)/TRANSPONDER 19/AUDIO 6.2 & 6.8
DL:	4080 (V)

RE-FEED DATE:	MONDAY, DECEMBER 19, 2005
RE-FEED TIME:	1:30-2:00 PM ET (FED IN ROTATION)
COORDINATES:	C BAND: IA (formerly Telstar) 5 (C)/TRANSPONDER 19/AUDIO 6.2 & 6.8
DL:	4080 (V)

Corporate Profiles
Constellation Energy (http://www.constellation.com), a FORTUNE 200 company based in Baltimore, is the nation's largest competitive supplier of electricity to large commercial and industrial customers and the nation's largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy-intensive industries and utilities. It owns a diversified fleet of more than 100 generating units located throughout the United States, totaling approximately 12,000 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. For the trailing 12-months as of Sept. 30, 2005, the combined revenues of the integrated energy company totaled $15.2 billion.
FPL Group, with revenues for the trailing 12-months as of Sept. 30, 2005 of more than $11 billion, is nationally known as a high quality, efficient, and customer-driven organization focused on energy-related products and services. With a growing presence in 26 states, it is widely recognized as one of the country's premier power companies. Its principal subsidiary, Florida Power & Light Company, serves 4.3 million customer accounts in Florida. FPL Energy, LLC, an FPL Group wholesale electricity generating subsidiary, is a leader in producing electricity from clean and renewable fuels. Additional information is available on the Internet at www.FPLGroup.com, www.FPL.com and www.FPLEnergy.com.

Additional Information
This communication is not a solicitation of a proxy from any security holder of FPL Group Inc. or Constellation Energy. Constellation Energy intends to file with the Securities and Exchange Commission a registration statement that will include the joint proxy statement/prospectus of Constellation Energy and FPL Group and other relevant documents to be mailed to security holders in connection with the proposed transaction. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FPL GROUP, INC. CONSTELLATION ENERGY AND THE PROPOSED TRANSACTION.  A definitive proxy statement will be sent to security holders of FPL Group and Constellation Energy seeking approval of the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC's website, www.sec.gov .  In addition, a copy of the joint proxy statement/prospectus (when it becomes available) may be obtained free of charge from FPL Group (700 Universe Blvd., Juno Beach, FL 33158, Attention Investor Relations), or from Constellation Energy, Shareholder Services, 750 East Pratt St., Baltimore, Md. 21202.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FPL Group, Constellation Energy and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding FPL Group’s directors and executive officers is available in its proxy statement filed with the SEC by FPL Group on April 5, 2005, and information regarding Constellation Energy’s directors and executive officers is available in its proxy statement filed with the SEC by Constellation Energy on April 13, 2005. Information regarding J. Brian Ferguson, a director of FPL Group elected since the date of the filing of the 2005 definitive proxy statement, can be found in the Company’s filing on Form 10-Q dated August 4, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, for example, statements regarding benefits of the proposed merger, the likelihood and timing of closing of the proposed merger, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “will continue”, “is anticipated”, “believe”, “could”, “estimated”, “may”, “plan”, “potential”, “projection”, “target”, “outlook”) are not statement of historical facts and may be forward-

looking.   There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.  These risks and uncertainties include, for example, the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of FPL Group or Constellation Energy stockholders to approve the transaction; the risk that the businesses will not be integrated successfully or that anticipated synergies will not be achieved or will take longer to achieve than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees, suppliers or governmental entities; unexpected transaction costs or liabilities; economic conditions; and other specific factors discussed in documents filed with the Securities and Exchange Commission by both FPL Group and Constellation Energy. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that Constellation Energy will file with the SEC in connection with the proposed merger.  Additional factors that may affect the future results of FPL Group or Constellation Energy are set forth in their respective filings with the SEC. Investors and security holders may obtain free copies of these documents at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by FPL Group at www.fplgroup.com/investor. Investors and security holders may obtain free copies of the documents filed by Constellation Energy at www.constellation.com/investors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.  Neither FPL Group nor Constellation Energy undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.